SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-LEAP WIRELESS

                    GAMCO INVESTORS, INC.
                                10/22/02           40,000-             .1700
                                10/22/02           20,000-             .1600
                                10/22/02           80,000-             .1740
                                10/22/02          102,000-             .1779
                                10/21/02          150,000-             .1714
                                10/21/02            2,000-             .2000
                     GABELLI FUNDS, LLC.
                         GABELLI GLOBAL TELECOMM FUND
                                10/22/02           20,000-             .1700
                         GABELLI GLOBAL GROWTH
                                10/17/02           35,384-             .1950
                         GABELLI EQUITY TRUST
                                10/21/02           42,900-             .1714
                         GABELLI ASSET FUND
                                10/21/02           75,000-             .1714


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.